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                 [LETTERHEAD OF ARTHUR ANDERSEN APPEARS HERE]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report included in Premiere Technologies, Inc.'s Annual Report on Form 10-K dated February 3, 1998, except with respect to Note 17 which is dated February 27, 1998 and our report included in Premiere Technologies, Inc.'s Current Report on Form 8-K dated February 27, 1998 as amended by the Company's Current Report on Form 8-K/A filed with the Commission on April 13, 1998 and to all references to our firm included in this registration statement.

/s/ Arthur Andersen LLP

Atlanta, Ga
April 20, 1998